Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-211775) of our reports dated May 15, 2019, relating to the consolidated financial statements of Sky Solar Holdings, Ltd. and its subsidiaries, which appear in the Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP
BDO China Shu Lun Pan Certified Public Accountants LLP

May 15, 2019